UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

Whitestone REIT
(Exact name of registrant as specified in charter)

Maryland	001-34855	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 827-9595
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on June 19, 2013, Whitestone REIT (the “Company”) entered into equity distribution agreements (the “Original Agreements”) with each of Wells Fargo Securities, LLC, JMP Securities LLC, BMO Capital Markets Corp., Wunderlich Securities, Inc. and Ladenburg Thalmann & Co. Inc. (each individually, an “Original Placement Agent,” and collectively, the “Original Placement Agents”), as agents for the offer and sale of up to an aggregate of $50 million of the Company's common shares of beneficial interest (the “Shares”) from time to time in “at the market” offerings (the “ATM Program”). Pursuant to the terms of the Original Agreements, the Company agreed to sell under its shelf registration statement on Form S-3 (File No. 333-182667), effective July 25, 2012 (the “Registration Statement”), Shares having an aggregate offering price of up to $50 million through the Original Placement Agents. As of the date of this Current Report on Form 8-K, the Company had sold Shares having an aggregate offering price of approximately $2,300,000 under the Original Agreements. In connection with the inclusion of an additional placement agent, on August 14, 2013, the Company entered into (i) an equity distribution agreement on the same terms as the Original Agreements with Robert W. Baird & Co. Incorporated as an additional placement agent (the “Baird Agreement”) in the ATM Program and (ii) amendments to each of the Original Agreements (the “Amendments”), for the sole purpose of including Robert W. Baird & Co. Incorporated (“Baird” and, collectively with the Original Placement Agents, the “Placement Agents”) as an alternative Placement Agent under the respective Original Agreements (the Original Agreements, as amended by the Amendments, the “Amended Agreements” and, together with the Baird Agreement, the “Equity Distribution Agreements”).

On August 14, 2013, the Company filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus Supplement”) that supersedes its prospectus supplement dated June 19, 2013, pursuant to which the Company had offered and sold Shares with an aggregate offering price of approximately $2,300,000. As a result, Shares having an aggregate offering price of up to approximately $47,700,000 remain available for offer and sale pursuant to the Prospectus Supplement through any of the Placement Agents.

Sales of the Shares, if any, under the Equity Distribution Agreements may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker or through an electronic communications network. Each Placement Agent will be entitled to compensation of up to 2.0% of the gross sales price of all Shares sold through it under the applicable Equity Distribution Agreement.

The Shares will be issued pursuant to the Prospectus Supplement and the Registration Statement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Amendments are filed as Exhibits 1.1 through 1.5 to this Current Report on Form 8-K, and the Baird Agreement is filed as Exhibit 1.6 to this Current Report on Form 8-K. The description of such agreements is qualified in its entirety by reference to the Amendments and the Baird Agreement filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Amendment No. 1 to Equity Distribution Agreement, dated August 14, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and Wells Fargo Securities, LLC

1.2	Amendment No. 1 to Equity Distribution Agreement, dated August 14, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and JMP Securities LLC

1.3	Amendment No. 1 to Equity Distribution Agreement, dated August 14, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and BMO Capital Markets Corp.

1.4	Amendment No. 1 to Equity Distribution Agreement, dated August 14, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and Wunderlich Securities, Inc.

1.5	Amendment No. 1 to Equity Distribution Agreement, dated August 14, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and Ladenburg Thalmann & Co. Inc.

1.6	Equity Distribution Agreement, dated August 14, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and Robert W. Baird & Co. Incorporated

5.1	Opinion of Venable LLP regarding the legality of shares

8.1	Opinion of Bass, Berry & Sims PLC regarding certain tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Date:	August 14, 2013	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Amendment No. 1 to Equity Distribution Agreement, dated August 14, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and Wells Fargo Securities, LLC

1.2	Amendment No. 1 to Equity Distribution Agreement, dated August 14, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and JMP Securities LLC

1.3	Amendment No. 1 to Equity Distribution Agreement, dated August 14, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and BMO Capital Markets Corp.

1.4	Amendment No. 1 to Equity Distribution Agreement, dated August 14, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and Wunderlich Securities, Inc.

1.5	Amendment No. 1 to Equity Distribution Agreement, dated August 14, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and Ladenburg Thalmann & Co. Inc.

1.6	Equity Distribution Agreement, dated August 14, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., and Robert W. Baird & Co. Incorporated

5.1	Opinion of Venable LLP regarding the legality of shares

8.1	Opinion of Bass, Berry & Sims PLC regarding certain tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1)